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                                   BYLAWS OF
                       NATIONAL BANCORP OF ALASKA, INC.

                       (herein called the "Corporation")


                              ARTICLE I.  OFFICES


     SECTION 1. PRINCIPAL OFFICE. The principal office of the Corporation shall be at:

                     Northern Lights Boulevard and C Street
                     Anchorage, Alaska  99503

     SECTION 2. OTHER OFFICES. In addition to its principal office, the Corporation may have offices at such other places as the Board of Directors may from time to time appoint, or as the business of the Corporation may require.


                           ARTICLE II.  STOCKHOLDERS


     SECTION 1. ANNUAL MEETINGS. The annual meeting of the Stockholders of the Corporation, for the purpose of electing Directors for the ensuing year and for the transaction of such other business as may properly come before the meeting, shall be held on a date and at a time designated by Resolution of the Board of Directors.

     SECTION 2. SPECIAL MEETINGS. A special meeting of the Stockholders may be called at any time by the Chairman of the Board or by the Board of Directors or by the holders of not less than one third of all the shares entitled to vote at such meeting.

     SECTION 3. PLACE OF MEETINGS. Each annual meeting of the Stockholders shall be held at the principal office of the Corporation or at such other place, within or without the State of Delaware, as the Board of Directors may designate in calling such meeting.

     SECTION 4. NOTICE OF MEETINGS. Written notice of each annual and each special meeting of the Stockholders shall be given by or at the direction of the Officer or other persons calling the meeting. Such notice shall state the purpose or purposes for which the meeting is called, the time when and the place where it is to be held, and such other information as may be required by law. Except as otherwise required by law, a copy thereof shall be delivered personally; mailed in a postage prepaid envelope; or transmitted by telegraph,

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cable, or wireless not less than ten (10) days, except if the purpose of the meeting is to act on amendment of the Certificate of Incorporation or on a reduction of stated capital or on a plan of merger or consolidation, in which event such notice shall be mailed not less than fifteen (15) days nor more than fifty (50) days before such meeting to each Stockholder of Record entitled to vote at such meeting; and, if mailed, it shall be directed to such Stockholder at his address as it appears on the stock transfer books of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to the address designated in such request. Notwithstanding the foregoing, a waiver of any notice herein or by law required, if in writing and signed by the person entitled to such notice, whether before or after the time of the event for which notice was required to be given, shall be the equivalent of the giving of such notice. A Stockholder who attends shall be deemed to have had timely and proper notice of the meeting, unless he attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Notice of any adjourned or recessed meeting need not be given.

     SECTION 5. QUORUM. Except as otherwise provided by law, at any meeting of the Stockholders of the Corporation, the presence in person or by proxy of the holders of a majority in number of the outstanding shares of stock entitled to vote at such meeting shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority in voting power of the Stockholders present in person or represented by proxy and entitled to vote may adjourn the meeting from time to time and from place to place until a quorum is obtained. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 6. ORGANIZATION. At every meeting of the Stockholders, the Chairman of the Board or some person appointed by him or, in the absence of the Chairman of the Board, a person chosen by a majority vote of the Stockholders present in person or by proxy and entitled to vote shall act as Chairman of the meeting. The Secretary or an Assistant Secretary or, in the discretion of the Chairman, any person designated by him shall act as Secretary of the meeting.

     SECTION 7. INSPECTORS. The Directors, in advance of any meeting, may, but need not, appoint one or more Inspectors of Election to act at the meeting or any adjournment thereof. If an Inspector or Inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more Inspectors. In case any person who may be appointed as an Inspector fails to appear or act, the vacancy may be filled by appointment made by the Directors in advance of the meeting or at the meeting by the person presiding thereat. Each Inspector, if any, before entering upon discharge of his duties, shall take and sign an oath faithfully to execute the duties of Inspector at such

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meeting with strict impartiality and according to the best of his ability.  The
Inspector or Inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies; and shall receive votes, ballots, or consents; hear and determine all challenges and questions arising in connection with the right to vote; count and tabulate all votes, ballots, or consents; determine the result; and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the Chairman of the meeting, the Inspector or Inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by him or them and execute a certificate of any fact found by him or them.

     SECTION 8. BUSINESS AND ORDER OF BUSINESS. At each meeting of the Stockholders, such business may be transacted as may properly be brought before such meeting, whether or not such business is stated in the notice of meeting or in a waiver of notice thereof, except as expressly provided otherwise by law or by these Bylaws. The order of business at all meetings of Stockholders shall be as follows:

     1.   Call to order.

     2.   Selection of Secretary of the meeting.

     3.   Determination of quorum.

     4.   Appointment of Voting Inspectors.

     5.   Nomination and election of Directors.

     6.   Other business.

     SECTION 9. VOTING. Except as otherwise provided by law or by the Certificate of Incorporation, holders of common stock of the Corporation shall be entitled to vote upon matters to be voted upon by the Stockholders. At each meeting of Stockholders held for any purpose, each Stockholder of Record of stock entitled to vote thereat shall be entitled to vote the shares of such stock standing in his name on the books of the Corporation on the date determined in accordance with Section 11 of this Article II, each such share entitling him to one vote.

    Any Stockholder entitled to vote may vote either in person, by any electronic or telephonic means that provides for Stockholder identification, or by proxy duly appointed by an instrument in writing subscribed by such Stockholder (or by his attorney thereunto duly authorized) and delivered to the Secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after eleven (11) months from its date, unless said proxy provides for a longer period.

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     If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the Stockholders, unless the vote of a greater number is required by law or the Certificate of Incorporation.

     The voting shall be by voice or by ballot as the Chairman may decide, except that upon demand for a vote by ballot on any question or election, made by any Stockholder or his proxy present and entitled to vote on such question or election, such vote by ballot shall immediately be taken.

     SECTION 10. VOTING LIST. The Secretary of the Corporation shall make, at least ten (10) days before each meeting of Stockholders, a complete list of the Stockholders entitled to vote at any such meeting or any adjournment thereof, with the address of and the number of shares held by each Stockholder. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to inspection by any Stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the Stockholders entitled to examine such list or transfer books, or to vote at any meeting of Stockholders.

     SECTION 11. RECORD DATE. The Board of Directors may fix in advance a date which shall not be more than fifty (50) nor less than ten (10) days prior to the date of any meeting of Stockholders; or the date for payment of any dividend; or the date when any change or conversion or exchange of capital stock shall go into effect; or in connection with obtaining the consent of Stockholders for any purpose, as a record date for the determination of the Stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof; or entitled to receive payment or any such dividend; or to any such allotment of rights; or to exercise the rights in respect of any such change, conversion, or exchange of capital stock; or to give such consent; and in such case, such Stockholders and only such Stockholders as shall be Stockholders of Record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof; or to receive payment of such dividend; or to receive such allotment of rights; or to exercise such rights; or give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.

     If no record date is fixed for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders, or Stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the Resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Stockholders. When a determination of Stockholders entitled to vote at any meeting of Stockholders has been made as herein provided, such determination shall apply to any adjournment thereof.
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     SECTION 12.  CERTIFICATION OF STOCK.  Every Stockholder of the Corporation
shall be entitled to a certificate or certificates, certifying the number and class of shares of the stock of the Corporation owned by him. The President or any Vice President, and either the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, or any two Officers of the Corporation designated by the Board of Directors, shall sign such certificates. The signatures of the Officers of the Corporation may be facsimiles. In case any Officer who has signed, or whose facsimile signature has been placed upon a certificate, shall have ceased to be such Officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such Officer at the date of issue.

     Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

     SECTION 13. LOST CERTIFICATES. The Trust Department of the Corporation or its successor as Registrar and Transfer Agent may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Trust Department of the Corporation or its successor as Registrar and Transfer Agent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representatives, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

     SECTION 14. TRANSFER OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.


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                            ARTICLE III.  DIRECTORS


     SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by the Board of Directors; and all corporate powers shall be exercised by the Board of Directors, except as otherwise expressly required by these Bylaws, by the Certificate of Incorporation, or by law.

     SECTION 2. QUALIFICATION, NUMBER, AND TERM OF OFFICE. A Director must be a stockholder of the Corporation. A Director need not be a citizen of the United States or a resident of the State of Alaska. The number of Directors shall be fixed and determined from time to time by resolution of the Board. Whenever the authorized number of Directors is increased between annual meetings of the stockholders, a majority of the Directors then in office shall have the power to elect such new Directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of Directors shall not become effective until the expiration of the term of the Directors then in office unless, at the time of such decrease, there shall be vacancies on the Board which are being eliminated by the decrease.

     A Board of Directors shall be elected annually in the manner provided in these Bylaws; and each Director shall hold office until the annual meeting next following his election, and until his successor shall have been elected and qualified; or until his death, resignation, or removal.

     SECTION 3. ELECTION OF DIRECTORS. At such meeting of the Stockholders for the election of Directors, a quorum being present, the election shall be as provided in the Certificate of Incorporation.

     If the election of Directors shall not be held on the day designated for any annual meeting or at any adjournment of such meeting, the Board of Directors shall cause the election to be held at a special meeting of the Stockholders as soon thereafter as may be convenient.

     Nominations for election to the Board of Directors may be made by the Board of Directors or by any Stockholder of any outstanding class of capital stock of the Corporation entitled to vote for election of Directors. Nominations, other than those made by or on behalf of the existing management of the Corporation, shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of Stockholders called for the election of Directors; provided, however, that if less than twenty-one (21) days' notice of the meeting is given to Shareholders, such nomination shall be mailed or delivered to the President of the Corporation not later than the close of business on the seventh (7th) day following the day on which the notice of meeting was mailed.

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Such notification shall contain the following information to the extent known to the notifying Shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee; (d) the name and residence address of the notifying Shareholder; and (e) the number of shares of capital stock of the Corporation owned by the notifying Shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the Chairman of the meeting; and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

     SECTION 4. REMOVAL OF DIRECTORS. Any Director may be removed at any time, either with or without cause, by the affirmative vote of a majority in voting power of the Stockholders of Record of the Corporation entitled to elect a successor, given in person or by proxy at a special meeting of such Stockholders called expressly for that purpose at which a quorum shall be present.

     SECTION 5. PLACE OF MEETING, ETC. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time by Resolution determine, or (unless contrary to Resolution of the Board of Directors) at such place as shall be specified in the respective notices or waivers of notice thereof. Unless otherwise restricted by law or by the Certificate of Incorporation, members of the Board of Directors or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; and participation in a meeting pursuant to this
Section 5 shall constitute presence at such meeting. The Chairman or any person appointed by him shall act as Secretary of the meeting.

     SECTION 6. ANNUAL MEETING. The Board of Directors may meet, without notice of such meeting, for the purpose of organization, the election of Officers, and the transaction of other business on the same day as, at the place at which, and as soon as practicable after each annual meeting of Stockholders is held. Such annual meeting of Directors may be held at any other time or place specified in a notice given, as hereinafter provided, for special meetings of the Board of Directors or in a waiver of notice thereof.

     SECTION 7. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such times and places as may be fixed from time to time by action of the Board of Directors. Unless required by Resolution of the Board of Directors, notice of any such meeting need not be given.

     SECTION 8.  SPECIAL MEETINGS.  Special meetings of the Board of
Directors shall be held whenever called by the Chairman of the Board; or by any

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three (3) or more Directors; or at the direction of any of the foregoing, by the Secretary. Notice of each such meeting shall be mailed to each Director, addressed to him at his residence or usual place of business, not less than three (3) days before the date on which the meeting is to be held; or such notice shall be sent to each Director at such place by telegraph, cable, or wireless not less than twenty-four (24) hours before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Notice of any adjourned or recessed meeting of the Directors need not be given.

     SECTION 9. WAIVERS OF NOTICE OF MEETINGS. Anything in these Bylaws or in any Resolution adopted by the Board of Directors to the contrary notwithstanding, proper notice of any meeting of the Board of Directors shall be deemed to have been given to any Director if such notice shall be waived by him in writing (including telegraph, cable, or wireless) before or after the meeting. A Director who attends a meeting shall be deemed to have had timely and proper notice thereof, unless he attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called.

     SECTION 10. QUORUM AND MANNER OF ACTING. A majority of the number of Directors at the time fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time until a quorum be had. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

     SECTION 11. RESIGNATIONS. Any Director of the Corporation may resign at any time, in writing, by notifying the Chairman of the Board or the President or the Secretary of the Corporation. Such resignation shall take effect at the time therein specified; and unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 12. VACANCIES. Any vacancy in the Board of Directors caused by death, resignation, removal, disqualification, or any other cause may be filled for the unexpired term by the majority vote of the remaining Directors then in office, though less than a quorum, at any regular meeting of the Board of Directors.

     SECTION 13. DIRECTORS' ACTION WITHOUT A MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at a meeting of the Directors, or any action which may be taken at a meeting of the Directors or of a committee, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed before such action by all the Directors or all the members of the committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote.
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                            ARTICLE IV.  COMMITTEES


     SECTION 1. COMMITTEES. The Board of Directors may, by Resolution adopted by a vote of a majority of the number of Directors at the time fixed in accordance with these Bylaws, designate a number of Directors deemed appropriate in the aforesaid Resolution to be a committee of limited authority.

     Regular meetings of any such committee, of which no notice shall be necessary, may be held at such times and in such places as shall be fixed by a majority of the committee. Special meetings of any such committee may be called at the request of the Chairman of the committee or any two (2) members of the committee. Notice of each special meeting of such a committee shall be given by the person or persons calling the same, as provided by these Bylaws for special meetings of the full Board.

     A majority of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the committee.
Members of any such committee shall act only as a committee, and the individual members shall have no power as such.

     The Board of Directors shall have the power at any time to change the members of, fill vacancies in, and discharge any such committee, either with or without cause. The appointment of any Director to any such committee, if not sooner terminated, shall automatically terminate upon the expiration of his term as a Director or upon the earlier cessation of his membership on the Board of Directors.

     SECTION 2. EXECUTIVE COMMITTEE. There shall be a Committee known as the Executive Committee consisting of not less than five (5) members but not more than nine (9) members, each of whom shall be a Director of the Corporation, and including ex-officio the Chairman of the Board and President, and shall be appointed by the Board each year; and such members shall (unless they, respectively, shall resign, be retired, become disqualified, or be removed) serve throughout the year in which appointed and thereafter until their successors are appointed.

     The Committee, subject to the approval of the Board of Directors, shall have general supervision and direction of the finances and business of the Corporation, except such duties as by these Bylaws or by Resolution of the Board of Directors are specifically assigned to other committees.

     The Executive Committee shall have and may exercise, so far as may be permitted by law, all the powers of the Board of Directors during intervals between meetings thereof. All acts done and powers and authority conferred by

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the Executive Committee from time to time shall be deemed to be, and may be certified as being, done or conferred under authority of the Board of Directors.

     The Committee shall hold regular meetings, and special meetings of the Committee may be called upon one (1) day's notice by the Chairman of the Board or the Chairman of the Executive Committee or the President of the Corporation or any three (3) members of the Committee.

     Reports of the Executive Committee shall be submitted at each regular meeting of the Board of Directors. The Board of Directors shall approve or disapprove the reports of the Executive Committee, and such action shall be recorded in the minutes of the meeting of the Board.

     In the absence at any meeting of the Committee of any regular member thereof, the Chairman of the Board or the Chairman of the Executive Committee or the President of the Corporation may call in any other Director to sit and vote at such meeting of the Executive Committee in place of the absent regular member; but unless three (3) of the regular members of the Executive Committee are present at a meeting, any action taken at such meeting shall be limited to the current business of the Corporation; and no action shall be taken thereat in regard to the salaries or general policies of the Corporation. The Executive Committee, subject to the above limitations, shall have power to fix the salaries of all Officers and Employees of the Corporation; and to prescribe the powers and duties, subject to the approval of the Board of Directors, of all other Officers of the Corporation, except insofar as such powers and duties may be prescribed by the Bylaws of the Corporation.


                             ARTICLE V.  OFFICERS


     SECTION 1. OFFICERS. The Officers of the Corporation shall be a Chairman of the Board, a Chairman of the Executive Committee, a President, a Treasurer, and a Secretary; and, where elected, one (1) or more Vice Presidents and the holders of such other offices as may be established in accordance with the provisions of Section 3 of this Article. Any two (2) or more offices may be held by the same person, provided only that the same person shall not hold the offices of President and Secretary.

     SECTION 2. ELECTION, TERM OF OFFICE, AND QUALIFICATIONS. The Officers shall be elected annually by the Board of Directors as soon as practicable after the annual election of Directors in each year. Each Officer shall hold office until his successor shall have been duly chosen and shall qualify; or until his death, resignation, or removal in the manner hereinafter provided.

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     SECTION 3.  ADDITIONAL OFFICERS.  The Board of Directors may from time to time establish offices in addition to those designated in Section 1 of this Article with such duties as are provided in these Bylaws, or as they may from time to time determine.

     SECTION 4. REMOVAL. Any Officer may be removed, either with or without cause, by Resolution declaring such removal to be in the best interests of the Corporation and adopted at any regular or special meeting of the Board of Directors by a majority of the Directors then in office. Any such removal shall be without prejudice to the recovery of damages for breach of contract rights, if any, of the person removed. Election or appointment of an Officer or Agent shall not of itself, however, create contract rights.

     SECTION 5. RESIGNATIONS. Any Officer may resign at any time by giving written notice to the Board of Directors or the Chairman of the Board or the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time therein specified; and unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. However, no resignation hereunder, or the acceptance thereof by the Board of Directors, shall prejudice the contract or other rights, if any, of the Corporation with respect to the person resigning.

     SECTION 6. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled for the unexpired portion of the term by the Board of Directors.

     SECTION 7. COMPENSATION. Salaries or other compensation of the Officers may be fixed from time to time by the Board of Directors or in such manner as it shall determine. No Officer shall be prevented from receiving his salary by reason of the fact that he is also a Director of the Corporation.

     SECTION 8. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall hold his office for the current year for which the Board of Directors, of which he shall be a member, was elected, and until his successor is elected, unless he shall resign, become disqualified, or be removed by the Board. He shall preside over the meetings of the Board of Directors and shall supervise the carrying out of the policies adopted or approved by the Board. He shall also be the Chief Executive Officer of the Corporation, and shall exercise general supervision over the business and affairs and personnel of the Corporation. He shall exercise such other powers and duties as shall from time to time be prescribed by the Board of Directors. He shall preside at all meetings of Stockholders and may appoint Inspectors to oversee the voting of Stockholders.

     SECTION 9. CHAIRMAN OF THE EXECUTIVE COMMITTEE. The Chairman of the Executive Committee shall hold his office for the current year for

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which the Board of Directors, of which he shall be a member, was elected, and until his successor is elected, unless he shall resign, become disqualified, or be removed by the Board. He shall preside at all meetings of the Executive Committee and shall have general executive powers, as well as the specific powers conferred by these Bylaws. He shall, subject to the authority granted to the Chairman of the Board, have general supervision over the business and affairs of the Corporation; and in the absence of the Chairman of the Board, the powers of the Chairman of the Board shall be vested in the Chairman of the Executive Committee. He shall exercise such other powers and duties as shall from time to time be prescribed by the Board of Directors.

     SECTION 10. PRESIDENT. The President shall hold his office for the current year for which the Board of Directors, of which he shall be a member, was elected, and until his successor is elected, unless he shall resign, become disqualified, or be removed by the Board. He shall, subject to the authority granted to the Chairman of the Board and the Chairman of the Executive Committee, have general supervision over the business and affairs of the Corporation, and have such powers as are usually incident to the office of President. He shall exercise such other powers and duties as shall from time to time be prescribed by the Board of Directors.

     SECTION 11. THE VICE PRESIDENTS. The Vice Presidents shall perform such duties as from time to time may be assigned to them by the Board of Directors or by any duly authorized committee of Directors or by the Chairman of the Board, and shall have such other powers and authorities as are conferred upon them elsewhere in these Bylaws.

     SECTION 12. TREASURER. Except as may otherwise be specifically provided by the Board of Directors or any duly authorized committee thereof, the Treasurer shall have the custody of and be responsible for all funds and securities of the Corporation; receive and receipt for money paid to the Corporation from any source whatsoever; deposit all such monies in the name of the Corporation in such banks, trust companies, or other depositaries as shall be selected in accordance with the provisions of these Bylaws; against proper vouchers, cause such funds to be disbursed by check or draft on the authorized depositaries of the Corporation, signed in such manner as shall be determined in accordance with the provisions of these Bylaws; regularly enter or cause to be entered in books to be kept by him or under his direction, full and adequate accounts of all money received and paid by him for account of the Corporation; in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or by any duly authorized committee of Directors or by the Chairman of the Board; and have such powers and authorities as are conferred upon him elsewhere in these Bylaws.

     SECTION 13. SECRETARY. The Secretary shall act as Secretary of all meetings of the Stockholders and of the Board of Directors of the Corporation; shall keep the minutes thereof in the proper books to be provided for that purpose; shall see that all notices required to be given by the Corporation are duly given and served; shall be the custodian of the seal of the Corporation, and shall affix the seal or cause it to be affixed to all documents, the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with the provisions of these Bylaws; shall have charge of the books, records, and papers of the Corporation relating to its organization and management as a corporation; and shall see that any reports or statements relating thereto, required by law or otherwise, are properly kept and filed; shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or by any duly authorized committee of Directors or by the Chairman of the Board; and shall have such other powers and authorities as are conferred upon him elsewhere in these Bylaws.

     SECTION 14. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The Assistant Treasurers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Treasurer and by the Secretary, respectively, or by the Board of Directors or by any duly authorized committee of Directors or by the Chairman of the Board; and shall have such other powers and authorities as are conferred upon them elsewhere in these Bylaws.

     SECTION 15. CERTAIN OFFICERS TO GIVE BONDS. Every Officer, Agent, or Employee of the Corporation who may receive, handle, or disburse money for its account; or who may have any of the Corporation's property in his custody, or be responsible for its safety or preservation, may be required in the discretion of the Board of Directors to give bond in such sum and with such sureties and in such form as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in the event of his death, resignation, or removal from office, of all books, papers, vouchers, monies, and other property of whatsoever kind in his custody belonging to the Corporation.


        ARTICLE VI.  INDEMNIFICATION OF DIRECTORS, OFFICERS, AND OTHERS


     SECTION 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a Director, Officer, Employee, or Agent of the Corporation; or is or was serving at the request of the Corporation as a Director,

Officer, Employee, or Agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation; and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation; or with respect to any criminal action or proceeding, the person had reasonable cause to believe that his conduct was unlawful.

     SECTION 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, Officer, Employee, or Agent of the Corporation; or is or was serving at the request of the Corporation as a Director, Officer, Employee, or Agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation; and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for willful misfeasance, bad faith, gross negligence, or reckless disregard in the performance of his duty to the Corporation, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     SECTION 3. To the extent that a Director, Officer, Employee, or Agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 and 2 of this Article; or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     SECTION 4. Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, Employee, or Agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this

Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit, or proceeding; or (2) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion; or (3) by the Stockholders.

     SECTION 5. Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the Director, Officer, Employee, or Agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

     SECTION 6. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Statutes, Bylaws, Agreement, vote of Stockholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in other capacity while holding such office. The indemnification provided by this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     SECTION 7. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, Employee, or Agent of the Corporation; or is or was serving at the request of the Corporation as a Director, Officer, Employee, or Agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of the State of Delaware or of these Bylaws.


                          ARTICLE VII.  MISCELLANEOUS


     SECTION 1. SEAL. The corporate seal of the Corporation shall contain the name of the Corporation, the year of its creation, and shall be in such form as may be approved by the Board of Directors.

     SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall begin on January 1 and end on December 31.

     SECTION 3.  VOTING OF STOCK OR OTHER SECURITIES HELD.
Unless otherwise provided by Resolution of the Board of Directors, the Chairman of the Board and the President, in the name and on behalf of this Corporation, shall each be empowered to cast the votes which this Corporation may be entitled to cast as a Stockholder or otherwise in any other corporation, any of whose stock or securities may be held by this Corporation, at meetings of the holders of the stock or other securities of such corporation; to consent in writing to any action by any such other corporation; and to execute on behalf of this Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers, or other instruments that he may deem necessary or proper in the premises.

     SECTION 4. CHECKS, NOTES, DRAFTS, ETC. Checks, notes, drafts, acceptances, bills of exchange, and other orders or obligations for the payment of money shall be signed by such Officer or Officers, or person or persons, as the Board by Resolution shall from time to time designate.


                           ARTICLE VIII.  AMENDMENTS


     SECTION 1. BY THE DIRECTORS. The Board of Directors by a majority vote thereof shall have the power to make, alter, amend, or repeal the Bylaws of the Corporation at any regular or special meeting of the Board. This power shall not be exercised by the Executive Committee or any other committee.

     SECTION 2. BY THE STOCKHOLDERS. All Bylaws shall be subject to amendment, alteration, or repeal by the Stockholders entitled to vote at any annual or special meeting. The Stockholders, at any annual or special meeting, may provide that certain Bylaws by them adopted, approved, or designated may not be amended, altered, or repealed except by a certain specified percentage in interest of the Stockholders, or by a certain specified percentage in interest of a particular class of Stockholders.